UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

 (Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2015

DIEGO PELLICER WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-189731	33-1223037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Owensmouth Avenue, Suite 350, Los Angeles, CA 91303

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 703-8300

P.O. Box 11383 Washington, DC 20008
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Explanatory Note

Diego Pellicer Worldwide, Inc. (the “Company”) is filing this Amendment to its Current Report on Form 8-K (the “Amendment”), to amend the Current Report on Form 8-K which was originally filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2015, (the “Original Current Report”). The Company is filing the Amendment in response to comments received from the SEC.

Except as described above, no other changes have been made to the Original Current Report. The Amendment continues to speak as of the date of the Original Current Report, and the Company has not updated the disclosures contained therein to reflect any events which occurred at a date subsequent to the filing of the Original Current Report.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on form 8-K (this “Report”) contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to, information related to: anticipated operating results; relationships with our customers; consumer demand; financial resources and condition; changes in revenues; cost of sales; selling, general and administrative expenses; interest expense; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Report. You should read this Report and the documents that we reference and filed as exhibits to this Report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Item 1.01	Entry Into A Material Definitive Agreement

Merger and Share Exchange Agreement

On March 13, 2015 (the “Closing Date”), Diego Pellicer Worldwide, Inc. (f/k/a Type 1 Media, Inc.) (the “Company” or “PubCo”) closed on a merger and share exchange agreement (the “Merger Agreement”) by and among (i) the Company, and (ii) Diego Pellicer World-wide 1, Inc., a Delaware corporation, (“Diego PrivCo”), and (iii) Jonathan White, the majority shareholder of the Company (the “Majority Shareholder”). Pursuant to the terms of the Merger Agreement, Diego PrivCo shall be merged with and into the Company, with the Company to continue as the surviving corporation (the “Surviving Corporation”) in the Merger, and the Company succeeding to and assuming all the rights, assets, liabilities, debts, and obligations of Diego PrivCo (the “Merger”).

Pursuant to the Merger Agreement, each share of (i) each issued and outstanding share of common stock, par value $0.0001 per share, of Diego PrivCo (“Diego PrivCo Common Stock”), will be converted into one (1) share of PubCo common stock, $0.000001 par value per share (“PubCo Common Stock” or “PubCo Shares”); (ii) each issued and outstanding share of Series A Preferred Stock, par value $0.0001 per share of Diego PrivCo, with the exception of the TMK Shares (“Diego PrivCo Series A Share”), will be converted into 1.031157 share(s) of PubCo Common Stock; (iii) each issued and outstanding share of the Series A Preferred Stock, par value $0.0001 per share, of Diego PrivCo issued to TMK Holdings LLC (“TMK Shares”), will be converted into one (1) share of PubCo Common Stock (iv) each issued and outstanding share of Series B Preferred Stock, par value $0.0001 per share, of Diego PrivCo (“Diego PrivCo Series B Share”, and together with the Diego PrivCo Common Stock, Diego PrivCo Series A Shares and TMK Shares, the “Diego PrivCo Shares”), will be converted into one (1) share of PubCo Common Stock; (v) the issued and outstanding warrant to purchase Diego PrivCo Series A Shares (“Diego PrivCo A Warrants”), will be converted into warrants to purchase share of PubCo Common Stock(“PubCo A Warrants”); and (vi) the issued and outstanding warrant to purchase Diego PrivCo Series B Shares (the “Diego PrivCo B Warrants” and together with the Diego PrivCo A Warrants, the “Diego PrivCo Warrants”), will be converted into a warrant to purchase share of PubCo Common Stock. As a result of the Merger, the Company issued a total of 21,627,695 shares of common stock.

In connection with the closing of the Merger, on the Closing Date, Jonathan White and Thomas Baxter submitted to the Company a resignation letter pursuant to which they resigned from their positions as officers and members of the Board of Directors of the Company. Messrs. White and Baxter’s resignations were not a result of any disagreements relating to the Company’s operations, policies or practices. On the Closing Date, the board of directors of the Company (the “Board”) and the majority stockholders of the Company (the “Shareholders”) accepted the resignations of Messrs. White and Baxter and, contemporaneously appointed: (i) Philip Gay to serve as the Chief Executive Officer and member of the Board of Directors, (ii) Ron Throgmartin to act as Chief Operating Officer, (iii) Nick Roberts to act as Chief Financial Officer; and (iv) Alan Valdes, Douglas Anderson, and Stephen Norris to serve as members of the Board of Directors.

In anticipation of the Merger, the Company changed its name from “Type 1 Media, Inc.” to “Diego Pellicer Worldwide, Inc.” on February 26, 2015.

The Merger Agreement is filed as Exhibit 2.1 to this Report, which is incorporated by reference herein.

Cancellation Agreement

In connection with the Merger, the Company entered into a cancellation agreement with the Majority Shareholder (the “Cancellation Agreement”) whereby the Majority Shareholder, owning an aggregate of 55,000,000 (post-split) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) agreed to cancel the 55,000,000 shares of Common Stock, in exchange for $169,000.

The Cancellation Agreement is filed as Exhibit 10.6 to this Report, which is incorporated by reference herein.

Diego PrivCo and PubCo entered into preliminary discussions regarding a potential business combination in November 2014. We were introduced to each other through Szaferman, Lakind, Blumstein & Blader, P.C. (“Szaferman”), counsel for both parties. Szaferman served as counsel to both parties through the transaction and remains the Company’s counsel to date.

Prior to that time, we had no intention of participating in a transaction with any entity seeking to become a public reporting entity; however, given PubCo’s lack of operating revenues and income since its inception on January 12, 2012, as well as the limited funds it had been able to raise from the issuance of its common stock, both the management of Diego PrivCo and PubCo agreed that effecting a business combination appeared to be in the best interests of both entities. Over the following several months, the terms of the Merger and Share Exchange were negotiated successfully.

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Item 2.01	Completion Of Acquisition Or Disposition Of Assets

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

On March 13, 2015, we acquired Diego pursuant to the Merger Agreement. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Report, on March 13, 2015, the Company acquired Diego in a merger transaction. Item 2.01(f) of Form 8-K provides that if the registrant was a shell company, other than a business combination related shell company, as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”), immediately before the reverse acquisition transaction, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the registrant’s securities subject to the reporting requirements of Section 13 of the such Exchange Act upon consummation of the transaction.

Although we were not a shell company at any point before the reverse acquisition transaction disclosed under Item 2.01, we are providing below the information that we would be required to disclose on Form 10 under the Exchange Act if we were to file such form. Please note that the information provided below relates to the combined enterprises after the acquisition of Diego, except that information relating to periods prior to the date of the reverse acquisition only relate to Diego unless otherwise specifically indicated. Diego World-wide 1, Inc. is referred to in this section collectively as “we,” “us” the “Company” and “Diego” unless the context indicates otherwise.

Information in response to this Item 2.01 below is keyed to the items numbers of Form 10.

Item 1.	Description Of Business

Business Overview

Diego is a real estate and a consumer retail development company that is focused on developing “Diego Pellicer” as the world’s first “premium” marijuana brand by adhering to the highest quality and standards for its facilities along with both cannabis and non-cannabis products. The Company’s initial focus is to acquire and develop legally compliant real estate locations for the purposes of leasing them to state licensed companies in the cannabis industry. Diego does not grow or sell marijuana or marijuana infused products in the early stages of this plan.

Diego’s initial revenues derive from leasing real estate and selling non-cannabis related products; however, when it is federally legal to do so, Diego will be properly positioned to take advantage of pre-negotiated acquisition contracts with selected Diego tenants in marijuana retail and production facilities throughout the country. Diego’s business model will allow it to become a nationally branded marijuana retailer and producer, instantaneously, with the change of federal law. The Company will not implement this business model until it becomes legal under federal law to sell and produce marijuana.

To operate within the constraints set forth by the US government, the purpose of this business plan is to describe Diego; however, to better describe the future growth plan for the Company, we will also describe the grow and retail operations of other entities with which Diego has pre-negotiated acquisition contracts or plans to have pre-negotiated acquisition contracts in the future. At this time, we only have one pre-negotiated acquisition contract in place with Diego Pellicer, Inc. a Washington Corporation. These external operations are presented as DP Grow and DP Retail, and the results of these operations as presented will not directly benefit Diego until after Federal legalization.

Our Corporate History and Background

Diego Pellicer Inc. was formed in the state of Washington of December 5, 2012, with the intent to produce and sell cannabis in the state of Washington. The Company determined that in order to be successful and avoid any potential violation of federal law, it would form a new corporation that would not produce or sell cannabis directly. Therefore, Diego Pellicer Worldwide, Inc. was formed as a Delaware corporation, on August 26, 2013. The Company was developed to position itself in such a way that if the cannabis industry were to federally legalize, then it would be in an advantageous position to quickly become one of the first luxury integrated brands in the industry. Currently, the Company’s focus is to acquire and develop legally compliant real estate locations for the purposes of leasing them to state licensed companies in the cannabis industry. Diego does not grow or sell marijuana or marijuana infused products at this time.

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Mission

At this time, Diego Pellicer is a development stage company and is only in the early stages of implementing its business plan. In states where recreational and/or medical marijuana sales and cultivation is legal under State law, the Company plans to lease property to tenants who will grow and/or sell the highest quality of marijuana. As a tenant of Diego, these operators will have access to Diego’s world class management team with expertise in real estate, retail management, agriculture and USDA experts, legal, marketing and branding, product development and creative teams.

When the US and countries around the world legalize commerce of marijuana on a national and international platform, Diego hopes to be in a position to dominate the marijuana marketplace. Diego will accomplish this by positioning the Company, through its business model, to be the first fully integrated marijuana retail operation and premium brand, known for its beautifully designed user friendly retail stores offering the finest quality products at competitive prices, when the US and other countries legalize the sale of marijuana.

Philosophy

We believe that legalizing marijuana, regulating it and taxing it, will cause less harm and do more good than the prohibition environment. We believe marijuana should be elevated to its proper place among other legal recreational intoxicants such as fine wines, liquors, beers, cigars, etc. There is an overwhelming amount of scientific evidence that supports our philosophy, as well as a growing number of supporters ranging from high-ranking US and foreign politicians to prominent figures in the entertainment industry. In addition, we believe that legalization will help unlock the phenomenal power of cannabis as a medicinal treatment for numerous ailments from headaches to cancer.

Brand History

Diego Pellicer was a Spanish colonial vice governor of Cebu, a major island in the Philippine archipelago. He grew to become the largest grower of hemp in the world and is our name sake. He serves as an inspiration to our executive team, as well as distinctive brand befitting the quality of Diego Pellicer Worldwide.

Vision

Our vision is to continue to develop Diego Pellicer as a premium brand that is valued and positioned to appeal to a broad customer base.

In addition, Diego believes that in the very near future, the US and other countries will embrace the will of the people, and legalize the responsible adult use of marijuana. Legalizing national and international commerce of marijuana, will allow Diego to take its brand and unmatched quality standards to markets all around the globe.

Value Proposition

The initial value proposition of Diego consists of a standardized approach to the build-outs of real estate holdings, customized for premium marijuana grow and retail operations. The build-out model is optimized to maximize resources while minimizing costs and overhead. With each build-out, Diego pre-negotiates with select tenants, acquisition contracts with licensed DP Grow and DP Retail tenants, which, upon changes to federal law, introduces our second value proposition—ownership of operations from seed to sale in an industry that is projected to exceed $8 billion by 2018 and we hope will soon rival that of traditional markets such as tobacco and alcohol.

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Market Size

The US state-sanctioned medical marijuana market generated a total revenue of $1.6 billion in 2013, an estimated increase of 33% over 2012, exceeding industry estimates by more than $100M. By comparison, the marijuana market is less than 2% of the US tobacco market, a $153.5 billion market that has no medicinal value, and less than 1% of the alcohol market, which valued at $197.8 billion in 2012 (Ginley, 2013; MarketLine, 2013). As states legalize marijuana, and international markets develop, the emerging legalized marijuana industry will begin to rival that of tobacco and alcohol.

Target Geographies

Diego has entered a rapid growth and expansion stage in its evolution toward becoming an internationally recognized brand. The target geographies for Diego are all US states in which recreational or medicinal marijuana is legalized. This is a phased implementation that carefully pre-stages funding and materials to be first to market, as each state rules on legalization. In certain scenarios, Diego may choose to allow weak competitors to fail, making available prime real estate that otherwise would be inaccessible.

Target Consumers

There are an estimated 1.3 million medical marijuana patients in the US and nearly 4,000 retailers. California has the largest number of marijuana patients at more than 500,000, followed by Michigan at 344,000 and Colorado with 109,000. Washington is a close 4th at 103,000 registered patients.

The demographics for consumers that have tried marijuana at least once, range between ages 18 to 49, with the greatest numbers between the ages 26 and 34. These consumers are predominantly male and college educated.

Alaska has the fastest growing population of potential consumers, followed by Washington DC, Colorado, New Mexico and Hawaii, with Washington just a few points below. In 2012, Montana, Colorado, California, and Washington had the greatest increase in disposable income, thus increasing the breadth of target consumers.

Material Agreements

On April 19, 2014, the Company entered into a commercial agreement and merger agreement with Diego Pellicer, Inc., a Washington corporation (“Diego Washington”). Diego Washington agreed to making a capital contribution from its current investors of not less than $350,000 in the Company and that the Company agreed to offer to the holders of Series A Preferred Stock of Diego Washington and to current holders of convertible promissory notes convertible for shares of Diego Washington, the right to exchange that same number of shares to shares the Company.

On September 19, 2013, the Company entered into a Lease Agreement with M-P Properties whereby the Company agreed to lease the property located at 2215 4th Avenue, Seattle, Washington, for a term of five years with an option to renew. The Company agreed to pay $78,000 per year.

On March 1, 2014, the Company entered into a Sublease Agreement with Diego Pellicer, Inc., a Washington entity whereby the Company agreed to sublease the property located at 2215 4th Avenue, Seattle, Washington, for a term of four years.

On June 12, 2014, the Company entered into a Lease Agreement with Shamira, LLC whereby the Company agreed to lease the property located at 4242 Elizabeth Street, Denver, Colorado, for five years with an option to renew. The Company agreed to pay $360,000 per year for the first year of the agreement, with an increase of 3% for year subsequent year.

On August 14, 2014, the Company entered into a Commercial Sublease Agreement with DPCO, Inc., a Colorado corporation, whereby the Company subleased the property located at 4242 Elizabeth Street, Denver, Colorado for a term of five years.

On July 14, 2014, the Company entered into a Lease Agreement with 2949 W. Alameda Ave LLC whereby the Company agreed to lease the property located at 2949 W. Alameda Avenue, Denver, Colorado, for five years with an option to renew. The Company agreed to pay $20,000 per month in rent.

On August 14, 2014, the Company entered into a Sublease Agreement with DPCO, Inc., a Colorado corporation, whereby the Company agreed to sublease the property located at 2949 W. Alameda Avenue, Denver Colorado for a year of five years.

On August 13, 2014, the Company entered into a Sublease Agreement with MandS LLC whereby the Company agreed to lease the property located at 755 South Jason Street, Denver, Colorado, for four years. The Company agreed to pay $25,000 per month in rent.

On August 14, 2014, the Company entered into a Sublease Agreement with DPCO, Inc. a Colorado corporation, whereby the Company subleased the property located at 755 South Jason Street, Denver, Colorado for a term of four years.

On September 15, 2014, the Company entered into a Lease Agreement with Oakway Golf Course, Inc. whereby the Company agreed to lease the property located at 800 North 42nd Street, Springfield, Oregon, for five years with an option to renew. The Company agreed to pay $7,227 for the first year of the lease, with a $150 increase in each subsequent year.

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Our Industry

We are in a burgeoning industry, centered on the production and sales of medical and recreational marijuana. Diego Pellicer is focused on providing legally compliant retail and production facilities to State licensed operators. In addition, Diego Pellicer offers branding opportunities to state licensed producers and retailers that meet our stringent qualifications.

In addition to providing fully branded and built real estate to qualified tenants, Diego Pellicer offers non-cannabis infused products, apparel, and other tangible products at a wholesale rate. To become a qualified tenant, Diego requires its tenants to strictly adhere to testing and labeling requirements along with all state laws and federal guidelines to assure quality and consistency of marijuana products, ensuring safe sale and consumption. Table 7 provides a list of our current property portfolio.

Our Business Strategy

Market Definition and Roles

The marijuana market consists of medical and recreational regulators, producers, testers, processors, wholesalers, retailers, collectives, consumers and real estate holders. Since data pertaining to specific aspects of marijuana sales, such as processor revenues, is virtually non-existent for the marijuana market, the market is valued according to retail sales data provided by state and federal governing bodies. Below is a brief summary of each role:

●	Regulators: State and federal lawmakers.
●	Producer or Grower: Cash crop farmers and grow shops.
●	Tester: Testers of marijuana for quality and other required measures.
●	Processor or Infuser: Processers of marijuana into a commercial product (flower, concentrates, and edibles).
●	Wholesaler: Buyers from producers or processors that sell in bulk to other processers and retailers.
●	Retailer: For profit (proprietorship, partnerships, or for-profit business) sellers to consumers and patients.
●	Collective or Cooperative: Non-profit organizations selling mostly to patients.
●	Recreational Consumers or Patients (local and marijuana tourist): Consumers of marijuana products, recreationally or by medical prescription.
●	Real Estate Holdings: Companies that specialize in building-out and managing real estate for all aspects of operations (e.g., grow, retail, processing and packaging, etc.)

Market Strategy

Our short-term strategy is to profit only from the lease payments of our real estate holdings and from the sale of branded, non-cannabis products. Diego will have pre-negotiated acquisition contracts with selected tenants that trigger only when it is legal, or not illegal, to conduct interstate commerce in marijuana. We intend to enter into branding agreements with our tenants going forward that will require our tenants to have certain quality controls and procedures to ensure our they comply with the law, safety and quality. In addition, part of the vetting process in finding the proper tenant is selecting a tenant that shares the Company’s values and strictly complies with state laws, safety and testing requirements and provides consistent, high-quality products. If the tenants do not comply, they will not be allowed to use the brand. At this time, we have one pre-negotiated acquisition contract in place with Diego Pellicer Worldwide Washington and are in the process of negotiating additional pre-negotiated acquisition contracts with other tenants.

The three pillars of our strategy are:

1.	Acquire compliant properties legally, and build-out high-quality marijuana grow and retail locations, and lease these locations to tenants that are stand-alone, independent corporations with the ability to meet Diego Pellicer quality and branding standards

2.	While initially Diego does not have an ownership stake in grow or retail companies, our strategy is to execute pre-negotiated acquisition contracts with its select tenants whereby Diego has the exclusive option to acquire these independent operator lessees. These options shall only be executed when and if the company deems it sufficiently legal to do so and there is no guarantee these options will be exercised.

3.	Develop and sell quality non-cannabis ancillary products including apparel, luxury merchandise products, non-cannabis chocolates and pastries, just to name a few. These products will be sold in DP retail outlets where allowed or in proximate independent stores.

A very important aspect of our marketing plan is to build Diego Pellicer as a luxury brand. This not only enables us to establish further and exploit Diego Pellicer as a premium brand, but also to generate significant revenues off of non-cannabis products.

Market Size

The US marijuana market has experienced rapid, chaotic growth in recent years, which is set to continue beyond the forecast target of 2019 due primarily to regulatory misalignment between state and federal governments.

The marijuana secondary and tertiary markets have not yet been analyzed as sources of revenue; however, emerging secondary markets such as marijuana tourism could become a significant source of income for recreational legal states. As a point of comparison, Holland earns $48.55 billion per year in tourist dollars. Of the 10 million tourists, 5.5 million or 55% of tourists visit bars and cafes, generating a total of nearly $27 billion and 220,000 jobs (NBTC, 2009). This equals roughly 30% of all business revenue generated in Washington state in 2012 (Washington State Department of Revenue, 2014).

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The US state-sanctioned medical marijuana market generated a total revenue of $1.6 billion in 2013, an estimated increase of 33% over 2012, exceeding industry estimates by more than $100M. By comparison, the marijuana market is less than 2% of the US tobacco market, a $153.5 billion market that has no medicinal value, and less than 1% of the alcohol market, which valued at $197.8 billion in 2012 (Ginley, 2013; MarketLine, 2013).

Marijuana has become a major issue in state elections as voters are seeking politicians that support legalization (Gutwillig, 2014). As states legalize marijuana, and international markets develop, the emerging legalized marijuana industry will begin to rival that of tobacco and alcohol. Table 1 summarizes revenues generated by marijuana retail sales based on a number of sources, including state marijuana program reports.

Table 1: US Marijuana Retail Sales, 2013

State	2013
Alaska	$165,056
Arizona	$304,000,000
California	$760,000,000
Colorado	$318,300,000
Connecticut	$-
DC	$2,000,000
Delaware	$-
Hawaii	$2,251,287
Illinois	$-
Maine	$3,453,515
Massachusetts	$3,983,570
Michigan	$54,000,000
Montana	$4,352,110
Nevada	$5,597,050
New Hampshire	$-
New Jersey	$12,800,000
New Mexico	$6,419,467
Oregon	$130,800,000
Rhode Island	$3,960,918
Vermont	$1,126,400
Washington	$561,000

Source: (Brown and Resnick, 2013; California Department of Public Health, 2014b; California State Board of Equalization, 2009; Colorado Office of Research and Analysis, 2013a, 2013b, 2013c, 2013d, 2013e, 2014; Illinois Cannabis Patients Association, 2010; Leal, 2014; Marijuana Business Daily, 2013)

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Figure 2 illustrates the market structure by state and retail sales revenues. Of the 21 states in which marijuana is legal, California generated the most revenue at $760M, followed by California was Colorado at $318M and Arizona at $304M. Most States operating in 2012 experienced double and triple digit growth into 2013, with the exception to California, which has leveled out from 2011 to 2013.

Montana, $4,352,110
New Jersey, $12,800,000
Oregon, $130,800,000
Vermont, $1,126,400
Michigan, $54,000,000
Rhode Island, $3,960,918
Washington, $561,000
New Mexico, $6,419,467
Alaska, $165,056
Nevada, $5,597,050
Arizona, $304,000,000
Maine, $3,453,515
Hawaii, $2,251,287
Massachusetts, $3,983,570
DC, $2,000,000
Colorado, $318,300,000
California, $760,000,000

Figure 2: US Marijuana Retail Sales, 2013

Various industry reports estimate that marijuana sales could generate as much as $8.7 billion in state and federal taxes; however, data to support that estimate is not yet available.

Market Growth

The performance of the market is forecast to accelerate, with an anticipated growth of an average of 27% over the next four years to an expected market value greater than $8 billion by the end of 2018. Table 2 and Figure 3 provide estimated market growth from 2011 to 2018. This growth assumes that no additional states legalize. If additional states legalize, growth estimates will likely increase significantly.

Table 2: US Industry Estimates, 2013 to 2018

	2011	2012	2013	2014	2015	2016	2017	2018
Medicinal	1.5	1.2	1.6	1.9	2.3	2.9	3.5	4
Recreational				0.07	1.4	2	2.5	4.2
Total	1.5	1.2	1.6	1.97	3.7	4.9	6	8.2

Billions of Dollars, US

Source: (Brown and Resnick, 2013; California Department of Public Health, 2014b; CannaBusiness Media, 2014; Colorado Office of Research and Analysis, 2013a, 2013b, 2013d, 2013e, 2014; Fairchild, 2013a, 2013b; Galvin, 2013; Illinois Cannabis Patients Association, 2010; Leal, 2014; Marijuana Business Daily, 2013; Office of Financial Management, 2012)

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Figure 3: US Industry Estimates, 2011 to 2018

Market Distribution

Market distribution must be measured indirectly with registered medical consumers and dispensaries. As expected, California has the largest number of marijuana patients at more than 500,000, followed by Michigan at 344,000 and Colorado with 109,000. Washington is a close 4th at 103,000 registered patients as listed in Table 3 and illustrated in Figure 4. There are currently an estimated 1.3 million medical marijuana patients in the US.

Table 3: Registered Medical Marijuana Patients

State	Registered Patients
Alaska	1,246
Arizona	40,328
California	553,684
Colorado	109,622
Connecticut	1,684
DC	800
Delaware	21
Hawaii	11,695
Illinois	0
Maine	16,444
Massachusetts	0
Michigan	344,000
Montana	30,000
New Hampshire	1,600
New Jersey	1,670
New Mexico	9,760
Nevada	5,162
Oregon	60,516
Rhode Island	5,941
Vermont	846
Washington	103,236
Estimated Total Patients	1,298,255

Source: (Arizona Department of Health Services, 2013; Brown and Resnick, 2013; Burke, 2012; California Department of Public Health, 2014a; Department of Health Medicinal Marijuana Program, 2014; Division of Public and Behavioral Health Medical Marijuana Program, 2014; Gryczan, 2013; Marijuana Policy Project, 2013; Montana Department of Public Health and Human Services, 2012, 2013; Oregon Health Authority, 2014; Pierre, 2012; ProCon.org, 2012; Washington State Institute for Public Policy, 2014)

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Oregon, 60,516
Vermont, 846
Rhode Island, 5,941
Washington, 103,236
Alaska, 1,246
Arizona, 40,328
Nevada, 5,162
California, 553,684
New Mexico, 9,760
New Jersey, 1,670
New Hampshire, 1,600
Montana, 30,000
Michigan, 344,000
Maine, 16,444
Hawaii, 11,695
Delaware, 21
DC, 800
Connecticut, 1,684
Colorado, 109,622

Figure 4: Registered Medical Marijuana Patients

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Another indirect measure of market distribution is the number of medical marijuana dispensaries. Table 4 and Figure 5 provide the distribution of dispensaries across the US. The number of patients and dispensaries are mostly aligned; however, certain states such as Michigan have much higher ratio of patients to dispensaries than other states. This could be the result of inaccurate data.

Table 4: Registered Medical Marijuana Dispensaries

State	Registered Dispensaries
Alaska	0
Arizona	98
California	2,000
Colorado	532
Connecticut	27
DC	4
Delaware	1
Hawaii	0
Illinois	60
Maine	8
Massachusetts	35
Michigan	215
Montana	100
New Hampshire	4
New Jersey	6
New Mexico	23
Nevada	66
Oregon	200
Rhode Island	3
Vermont	4
Washington	334
Estimated Total Dispensaries	3,720

Source: (Americans for Safe Access, 2011; Connecticut Department of Consumer Protection, 2014; FindTheBest.com, 2014; Noble, 2013)

Oregon, 200
New Jersey, 6
New Mexico, 23
Vermont, 4
Washington, 334
Rhode Island, 3
Arizona, 98
Nevada, 66
New Hampshire, 4
Montana, 100
Michigan, 215
Massachusetts, 35
Maine, 8
Illinois, 60
Delaware, 1
DC, 4
Connecticut, 27
Colorado, 532
California, 2,000

Figure 5: Registered Medical Marijuana Dispensaries

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Competitive Analysis and Benchmarking

Diego was one of the first to the market with a real estate holding and branding business model; however, other companies have since adopted similar strategies. Key differentiators between Diego and its competitors are superior branding, optimized build-out and turnkey grow and retail development, and, most importantly, pre-negotiated acquisition contracts. As with other marijuana-related financial data, collecting benchmark data on Diego competitors was especially challenging in that many of these companies fail to report or are unable to report the fundamentals of financial information. Table 5 provides a financial benchmark of Diego’s nearest competitors.

 Table 5: 2013 Real Estate Holding and Branding Financial Benchmark-$000

	Market Cap	Rev	Cost of Rev	Gross Margin %	EBITDA Margin %	Net Profit
Medbox, Inc. (MDBX)	$258,700	$5,203	$2,657	51.1%	-14.8%	$(660)
Advanced Cannabis Solutions, Inc. (CANN) Grey Market (3 Qtrs)	$59,600	$129	$23	82.2%	(542%)	$(1,277)
Mountain High Acquisitions Corp. (MYHI) OTCQB	$14,300	-		-	-	$(1,336)
Agritek Holdings, Inc. (AGTK)	$8,410	$79	$86	7.6%	(1189%)	$(1,453)
Home Treasure Finders, Inc. (HMTF)(MJ real estate lessor)	$4,160	$203	$0	INF	(44%)	$(92)

Source: Finance.yahoo.com and CNBC.com

Tourism Effect

The secondary and tertiary effects of the marijuana market have received little attention by market analyst; however, markets such as marijuana tourism could become a significant source of revenue for recreationally legal states. For example, The Netherlands earns $48.55 billion per year in tourist dollars. Of the 10M tourists, 5.5 million or 55% visit marijuana bars and cafes, generating a total of nearly $27 billion and 220,000 jobs. Likewise, Colorado reported note that marijuana tourism is responsible for 90% of all retail sales in resort towns (Weissmann, 2014).

Peak Sales and Product Segmentation

Peak marijuana sales occur during two calendar periods: December/January and July/August. Smokable Marijuana sales exceed other product categories representing 87% of the market, which is followed by concentrates at 7% and edibles at 4% while drinks, topicals, accessories and clones generate the least amount of revenue at less than 1% each. The top marijuana product according to an analysis of a market leading dispensary is Bruce Banner followed by 303 Kush.

Legalization by State

Support for medical and recreational marijuana use has increased significantly over the past 20 years. According to a recent CNN poll, greater than 50% of the US population supports marijuana legalization. Figure 6 illustrates a select set of CNN poll results.

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Figure 6: CNN/ORC Poll Results on Marijuana Use in the US

Two states, Colorado and Washington, have passed legislation for recreational marijuana. As the popularity of recreational marijuana becomes more accepted by Americans, it is the Company’s belief that several of the States in which medical marijuana is currently legal will likely follow suit and legalize recreational marijuana. States are learning from one another, refining legislation and establishing realistic tax strategies. The Obama administration has pledged to end Federal raids on state-sanctioned dispensaries (Furlow, 2012). Similar movements are occurring in other democratic countries such as Australia in which several states have decriminalized possession (Thies, 2012). Table 6 lists recreational and medicinal marijuana legalization status by state.

Table 6: State Recreational Marijuana Laws

State	Status/Year	Type of Legalization
Alaska	Decriminalized	Medical (Rec on Nov 2014 ballot)
Arizona	Passed (2010)	Medical
California	Decriminalized	Medical
Colorado	Passed (2012)	Medical and Recreational
Connecticut	Decriminalized	Medical
Delaware	Pending	Medical
Florida	Pending	Medical
Hawaii	Passed (2000)	Medical
Illinois	Passed (2013)	Medical
Maine (Portland only)	Decriminalized (2013)	Medical
Maryland	Decriminalized (2014)	Medical
Massachusetts	Decriminalized (2012)	Medical
Michigan	Passed	Medical
Minnesota	Passed (2014)	Medical
Mississippi	Pending	Pending
Montana	Pending	Medical
Nebraska	Pending	Pending
Nevada	Passed (2000)	Medical
New Hampshire	Passed (2013)	Medical
New Jersey	Passed (2010)	Medical
New Mexico	Passed (2007)	Medical
New York	Passed (2014)	Medical
North Carolina	Pending	Medical
Ohio	Decriminalized	Medical
Oregon	Decriminalized	Medical (Rec on Nov 2014 ballot)
Pennsylvania	Pending	Medical
Rhode Island	Decriminalized	Medical
Vermont	Decriminalized (2013)	Medical
Washington	Passed (2012)	Medical and Recreational
Washington DC	Decriminalized	Medical

Source: (California State Board of Equalization, 2009; Gacek, 2014; ProCon.org, 2014; U.S. Office of National Drug Control Policy, 2014)

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Target Geographies

Diego has entered a rapid growth and expansion stage in its evolution toward becoming an internationally recognized brand. The target geographies for Diego are all US states in which recreational or medicinal marijuana is legalized. This is a phased implementation that carefully pre-stages funding and materials to be first to market, as each state rules on legalization. In certain scenarios, Diego may choose to allow weak competitors to fail, making available prime real estate that otherwise would be inaccessible.

Target Consumers

There are an estimated 1.3M medical marijuana patients in the US and nearly 4,000 retailers. California has the largest number of marijuana patients at more than 500,000, followed by Michigan at 344,000 and Colorado with 109,000. Washington is a close 4th at 103,000 registered patients.

The demographics for consumers that have tried marijuana at least once, range between ages 18 to 49, with the greatest numbers between the ages 26 and 34. These consumers are predominantly male, and college educated.

Alaska has the fastest growing population of potential consumers, followed by Washington DC, Colorado, New Mexico and Hawaii, with Washington just a few points below. In 2012, Montana, Colorado, California, and Washington had the greatest increase in disposable income, thus increasing the breadth of target consumers.

Future Markets

Studies on marijuana use in The Netherlands have demonstrated that the availability of marijuana in café’s has had very little effect on increasing or decreasing marijuana use (MacCoun, 2011). As such, the next progression in the US market, following Federal legalization, is the establishment of café’s or other types of service centers for marijuana consumption. The number of café’s in The Netherlands has ranged between 700 and 800 over the past 15 years, and currently operates about 700 or 1 per 29,000 citizens, employing 4,000 workers and generating $832.2M annually (Monshouwer, Van Laar, and Vollebergh, 2011). Extrapolating this to the US market would indicate approximately 10,000 café’s and service centers where actual consumption of cannabis can take place.

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Primary Service

Our primary service is fully branded and built real estate to qualified tenants. Our branding includes non-cannabis infused products, apparel, and other tangible products at a wholesale rate. To become a qualified tenant, Diego requires its tenants to strictly adhere to testing and labeling requirements along with all state laws and federal guidelines to assure quality and consistency of marijuana products, ensuring safe sale and consumption. Table 7 provides a list of our current property portfolio.

Table 7: Property Portfolio

Purpose	Size	City	State
Retail (recreational and medical)	3,300 sq.ft.	Denver	CO
Grow Warehouse	18,600 sq.ft.	Denver	CO
Grow Warehouse	14,800 sq.ft.	Denver	CO
Grow Warehouse	16,060 sq.ft.	Springfield	OR
Flagship recreational MJ store w/café and apparel	4,500 sq.ft.	Seattle	WA

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Diego Pellicer creates a user friendly customer experience regardless of venue or form of media making it easy and safe for them to purchase. A major aspect of our marketing plan is to inform and educate consumers in a way that allows them to rely on DP as a trusted and valued brand. DP information and products will be available in all forms of media with a variety of different forms of content including videos, social media, online newsletters and blogs and TV.

●	Consumers will find Diego on websites and via online syndication at web portals, mobile and video destinations (Yahoo!, MSN, Google/YouTube, Hulu, Verizon, etc.) as a dedicated selling platform that will serve Diego created video as information and entertainment.
●	Consumers will find our custom content via a cooperative syndication platform in which product partners leverage each other’s audiences for the distribution of their content and products.
●	Through events in Diego stores and outlets
●	Mass audiences could find Diego on network or cable television as the setting for a reality show or documentary series.
●	Mobile marketing and Mobile apps

This will give our brand, products and content the flexibility and portability that consumers demand. This digital syndication strategy will be executed through a series of revenue sharing deals with partners through viral seeding strategies and via paid media through specific targeted websites and venues.

Revenue Generation and Growth

Diego generates current revenue and stages future revenue streams through the following processes:

●	Acquire via lease or purchase, target properties to be improved for the growing, processing, distribution, and sale of medical and recreational marijuana, extracts and ancillary products.
●	Sub-leases or leases these properties to state licensed operators.
●	Capitalizes, where possible, on the build-out and leases near turnkey Retail, Processing and/or Growing facilities.
●	Creates future merger agreements with those operators deem capable of carrying the Diego brand.
●	Hold Merger Agreements with Diego and other favored partners that will trigger when marijuana commerce becomes legal (or not illegal) federally.
●	Own DP Brands and other Intellectual Property (IP) in all places filed.
●	Charge reasonable Market Net-Rents to the store owners/Operators to recover all build-out and start-up investment plus profit margin over the first lease term (generally five years.)
●	Sell non-cannabis branded products lines such as apparel and edibles at wholesale to leased stores.
●	Create an e-commerce platform selling non-cannabis branded merchandise
●	Continue to build and market the brand utilizing all forms of media including traditional and digital media, social media, e-commerce, and strategic partners.

U.S. Federal Law

While marijuana is legal under the laws of several U.S. States (with vastly differing restrictions), at the present time, the concept of "medical marijuana" and "retail marijuana" do not exist under U.S. federal law. The United States Federal Controlled Substances Act classifies "marijuana" as a Schedule I drug. Under U.S. federal law, a Schedule I drug or substance has a high potential for abuse, no accepted medical use in the United States, and a lack of safety for the use of the drug under medical supervision.

The United States Supreme Court has ruled in a number of cases that the federal government does not violate the federal constitution by regulating and criminalizing cannabis, even for medical purposes. Therefore, federal law criminalizing the use of marijuana pre-empts state laws that legalizes its use for medicinal purposes.

In a memorandum dated August 29, 2013 addressed to "All United States Attorneys" from James M. Cole, Deputy Attorney General ("Cole Memo"), the U.S. Department of Justice acknowledged that certain U.S. States had enacted laws relating to the use of marijuana and outlined the U.S. federal government's enforcement priorities with respect to marijuana notwithstanding the fact that certain U.S. States have legalized or decriminalized the use, sale and manufacture of marijuana:

●	Preventing the distribution of marijuana to minors;

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●	Preventing revenue from the sale of marijuana from going to criminal enterprises, gangs, and cartels;
●	Preventing the diversion of marijuana from U.S. states where it is legal under state law in some form to other U.S. states;
●	Preventing U.S. state-authorized marijuana activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;
●	Preventing violence and the use of firearms in the cultivation and distribution of marijuana;
●	Preventing drugged driving and the exacerbation of other adverse public health consequences associated with marijuana use;
●	Preventing the growing of marijuana on public lands and the attendant public safety and environmental dangers posed by marijuana production on public lands; and
●	Preventing marijuana possession or use on U.S. federal property.

There is no guarantee that the current presidential administration will not change its stated policy regarding the low-priority enforcement of U.S. federal laws that conflict with state laws. Additionally, any new U.S. federal government administration that follows could change this policy and decide to enforce the U.S. federal laws vigorously. Any such change in the U.S. federal government's enforcement of current U.S. federal laws could cause adverse financial impact to the Company's business. See "Risk Factors.”

In February 2014, FinCEN issued guidelines allowing banks to legally provide financial services to Licensed Operators that hold a valid License ("FinCEN Memo"). The rules re-iterated the guidance provided by the Cole Memo, stating that banks can do business with Licensed Operators and "may not" be prosecuted. The guidelines provide that "it is possible [for the banks] to provide financial services" to Licensed Operators and while remaining in compliance with federal anti-money laundering laws. The guidance falls short of the explicit legal authorization that banking industry officials anticipated and the outcome of the banks relying on this guidance in transacting with Licensed Operators is currently unclear. See "Risk Factors.”

Employees

We presently have 5 full-time employees and 0 part-time employees. We consider our relationship with our employees to be excellent. We also had independent consultants under contract to provide financial management services, business development services, and sales management services. In addition to the diverse technical, intellectual property, legal, financial, marketing and business expertise of our professional team, from time to time we rely on advice from outside specialists to fulfill unique technology and other needs.

Item 1A.	Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this Report.

Risks Related to Our Business

We have yet to earn significant revenue to achieve profitability and our ability to sustain our operations is dependent on our ability to raise additional financing to complete our program if warranted. As a result, our accountant believes there is substantial doubt about our ability to continue as a going concern.

We have accrued accumulated net losses of $[xxxxxx] at March 31, 2015. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our business. These factors raise substantial doubt that we will be able to continue as a going concern. Our independent auditors, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our auditor's comments when determining if an investment in our company is suitable.

The Company’s Growth and Operations are Subject to Regulatory Restrictions.

The regulations adopted in Washington and Colorado place restrictions on companies engaged in the recreational cannabis industry in those states. The Company may execute its business model of acquiring or leasing and improving real estate, and leasing or subleasing that real estate to recreational and medical cannabis companies in Washington, Colorado and other states where cannabis legal, but the current regulations in Washington and Colorado prohibit the Company from producing, processing, or selling recreational cannabis. The Company will not produce, process, or sell cannabis until and unless it is legal under Federal law.

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The Company has received a subpoena from the United States Department of Justice.

The Company has received a subpoena from the United States Department of Justice, represented by the United States Attorney’s Office for the Western District of Washington, requesting the production of certain Company documents, records and banking records, including, but not limited to, those relating to Diego Pellicer, Inc., securities offerings, and potential investors of the Company. The Company believes that it has complied fully with all applicable laws, rules and regulations, and intends to cooperate fully with the government’s investigation. At this time, the Company is unable to determine the potential impact, if any, that will result from this investigation. If the Company, its officers or its directors are deemed to have taken unlawful action with respect to these matters, we may be subject to fines and other contractual and regulatory remedies, including being required to suspend or cease its operations. Such actions could have a material adverse effect on the conduct of our business, our financial condition or could result in the loss of your investment.

Because marijuana is illegal under federal law, we could be subject to criminal and civil sanctions for engaging in activities that violate those laws.

The concepts of “medical marijuana and “retail marijuana” do not exist under U.S. federal law. The Federal Controlled Substances Act classifies “marijuana” as a Schedule I drug. Under U.S. federal law, a Schedule I drug or substance has a high potential for abuse, no accepted medical use in United States, and a lack of safety for the use of the drug under medical supervision. As such, marijuana-related practices or activities, including without limitation, the manufacture, importation, possession, use or distribution of marijuana are illegal under U.S. federal law. Strict compliance with state laws with respect to marijuana will neither absolve the Company of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against the Company. The Obama administration has made numerous statements (as memorialized in the “Cole Memo”) indicating that it is not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. However, there is no guarantee that the administration will not change its stated policy regarding the low-priority enforcement of federal laws. Furthermore, U.S. Attorneys still have the discretion to interpret the Cole Memo as they see fit and have significant discretion with respect to the activities they seek to prosecute, regardless of any directive from the Department of Justice, and regardless of state law.. Additionally, any new administration that follows could change this policy and decide to stringently enforce the federal laws. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to the Company and its stockholders.

On December 9, 2014, Consolidated and Further Continuing Appropriations Act, 2015 (“Cromnibus Bill”) was passed by the United States Senate approving the federal spending through to September 30, 2015. Sections 583 and 214 of the Cromnibus Bill protect medical marijuana laws in every state that has legalized it by prohibiting the U.S. Department of Justice from using federal funds to prosecute medical marijuana actors in states where their actions are legal. Nevertheless, there can be no certainty that future U.S. federal funding bills will include similar protection of medical marijuana laws.

Federal laws and regulations may hinder the Company's ability to establish and maintain bank accounts

The U.S. federal law prohibitions on the sale of marijuana may result in the Company being restricted from accessing the U.S. banking system and they may be unable to deposit funds in federally insured and licensed banking institutions. While the Company does not anticipate dealing with banking restrictions directly relating to its business, banking restrictions could nevertheless be imposed due to the Company’s banking institutions not accepting payments from Royalty Producers. Royalty Producers at times do not have deposit services and are at risk that any bank accounts they have could be closed at any time. Such risks increase costs to the Company. Additionally, similar risks are associated with large amounts of cash at these businesses. These businesses require heavy security with respect to holding and transport of cash, whether or not they have bank accounts.

The guidance provided in the FinCEN Memo may change depending on the incumbent U.S. government administration and is subject to revision or retraction in the future, which may restrict the Company’s or Royalty Producers’ access to banking services. The inability of the Company to access banking services can make it difficult to structure royalty agreements in a manner acceptable to the Company.

In the event financial service providers do not accept accounts or transactions related to the marijuana industry, it is possible that Royalty Producers may seek alternative payment solutions, including but not limited to crypto currencies such as Bitcoin. There are risks inherent in crypto currencies, most notably its volatility and security issues. If the industry was to move towards alternative payment solutions and accept payments in crypto currency the Company would have to adopt policies and protocols to manage its volatility and exchange rate risk exposures. The Company’s inability to manage such risks may adversely affect the Company’s operations and financial performance.

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Laws and regulations affecting the regulated marijuana industry are constantly changing, which could detrimentally affect our proposed operations, and we cannot predict the impact that future regulations may have on us.

Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on its operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

FDA regulation of marijuana and the possible registration of facilities where medical marijuana is grown could negatively affect the cannabis industry which would directly affect our financial condition.

Should the federal government legalize marijuana for medical use, it is possible that the U.S. Food and Drug Administration (FDA) would seek to regulate it under the Food, Drug and Cosmetics Act of 1938. Additionally, the FDA may issue rules and regulations including cGMPs (certified good manufacturing practices) related to the growth, cultivation, harvesting and processing of medical marijuana. Clinical trials may be needed to verify efficacy and safety. It is also possible that the FDA would require that facilities where medical marijuana is grown be registered with the FDA and comply with certain federally prescribed regulations. In the event that some or all of these regulations are imposed, we do not know what the impact would be on the medical marijuana industry, what costs, requirements and possible prohibitions may be enforced. If we or our tenants are unable to comply with the regulations and or registration as prescribed by the FDA, we and/or our tenants may be unable to continue to operate their and our business in its current form or at all.

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us or not available on terms favorable to us.

The Company is not currently profitable, there is no guarantee that the Company will ever become profitable, and if the Company does become profitable, this is no guarantee that it will remain profitable. The Company may need to raise additional financing to support its operations and such financing(s) will be dilutive to the Company’s stockholders. There is no guarantee that the Company will be able to raise such additional financing on terms acceptable to the Company or its stockholders, or even to raise such additional financing at all.

The ability of our business to grow and compete depends on the availability of adequate capital, which in turn depends in large part on our cash flow from operations and the availability of equity and debt financing. We cannot assure you that our cash flow from operations will be sufficient or that we will be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy. We estimate that we will need a minimum of $4,000,000 to successfully implement our short-term business plans. As a result, we cannot assure you that adequate capital will be available to finance our current growth plans, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

We have a Limited Operating History and have not yet generated revenues.

The Company is an early stage business that was founded in 2013, with a limited operating history from which to evaluate its business prospects. The Company faces risks encountered by early stage companies in general, including but not limited to: difficulty in raising sufficient funding to achieve growth objectives, uncertainty of market acceptance of the Company’s products and services, and the ability to attract and retain qualified personnel. There can be no guarantees that the Company will be successful in managing these risks, and if the Company is unsuccessful in doing so, the Company’s investors face the risk of losing their entire investment.

We are operating under a new and unproven business plan.

The Company’s potential for future profitability must be considered in light of the risks, uncertainties, and difficulties encountered by companies that are in new and rapidly evolving markets and continuing to innovate with new and unproven technologies or services, as well as undergoing significant change. If the Company fails to adapt or innovate as these changes occur, investors face the risk of losing their entire investment.

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Our new business model may be subject to legal and regulatory compliance.

The Company has a new, emerging, untested, and evolving business model and it is unclear how existing and/or future statutes and regulations currently apply or will apply to the Company’s business model. Such laws and regulations include, but are not limited to, the regulations adopted by the Washington State Liquor Control Board and the Colorado Department of Revenue, the Washington criminal code, the Colorado criminal code, and federal criminal statutes.

The Company’s operations may also be subject to municipal zoning restrictions.

Certain municipalities have placed zoning restrictions on where cannabis retailers, producers, and processors may be located. Restrictions on the Company’s ability to obtain the best production, processing or retail locations could have significant impacts on the Company’s ability to meet its financial and growth objectives.

The Company’s products and service offerings are still in the early developmental stage.

If the Company fails to develop products and services on schedule or to further develop and refine its product and service offerings to meet customer demand, and/or if customers fail to adopt the Company’s product and service offerings at the price points presently contemplated by the Company, the Company’s financial condition, prospects, and results from operations will be materially affected.

The Company relies on intellectual property rights.

The Company relies on a combination of trade secrets, non-disclosure, and other contractual arrangements, and copyright and trademark laws to protect its proprietary rights. The Company’s future success is dependent, in part, upon its ability to protect its intellectual property rights. The Company seeks to enter into confidentiality agreements with its partners, suppliers, and associates and generally requires that its partners, suppliers, and associates enter into such agreements, and limits access to and distribution of proprietary information. There can be no assurance that the steps taken by the Company in this regard will be adequate to deter misappropriation of its proprietary information or that the Company will be able to detect unauthorized use of and take the appropriate steps to enforce its intellectual property rights.

We may not be successful in competing current and future participants in our industry.

The cannabis-related services industry is evolving rapidly and without certainty, and the Company may not be successful in competing against current and future participants in this market. Some of the Company’s competitors may have longer operating histories, possess greater industry and brand name recognition, and/or have significantly greater financial, technical, and marketing resources than does the Company.

Unfavorable media coverage could affect the Company’s business.

The Company may receive a high degree of media coverage, both in the U.S. and around the world. Unfavorable publicity regarding the Company, its business model, its industry, its directors, officers and senior management team, product or service offerings or changes, litigation, regulatory activity, or the Company’s customers could adversely affect the Company’s reputation. Such negative publicity could materially and adversely affect the Company’s operational and financial conditions, prospects, and results from operations.

Our operating results and financials could be materially affected by the operations of our tenants and occupants.

If the tenants of any property acquired or leased by the Company default under their leases or subleases, do not renew or extend their leases or subleases, or terminate their leases or subleases, or if issues arise with respect to the permissibility of certain uses of a property acquired or leased by the Company, the operating results and financial viability of that property and the Company could be substantially and materially affected. There is a risk of seizure of property by the federal or state governments if tenants are deemed to be operating outside of laws and or regulations.

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We may face difficulty maintaining and attracting tenants.

The Company currently intends to hold properties in fee simple, or to lease them, and to lease or sublease them to tenants. There can be no assurance that the Company will be able to lease or sublease enough properties to meet its financial goals. It may be necessary to make substantial concessions in terms of rent and lease incentives, and construct unplanned tenant improvements to attract and retain tenants. If these expenditures and concessions are necessary and exceed the funds reserved out of the Company’s capital resources, the financial performance of the Company may be adversely affected.

There can be no assurance that cash flow or profits will be generated by any property held by the Company.

The lack of cash flow or profits would negatively affect the Company’s ability to meet its goals. The Company’s management is not obligated to provide investors with a guarantee against a loss on their investment or negative cash flows and the Company management does not have, nor do they intend to provide, such a guarantee.

Unfavorable changes in market and economic conditions could hurt property occupancy or rental rates.

The demand, price and rents for rental real property have historically been positively and negatively affected by the sector’s economic performance, any decrease in which could result in the market for real estate being adversely impacted.

Risks Related to Ownership of Our Common Stock

There is no public trading market for our Common Stock and you may not be able to resell your Common Stock.

There is no established public trading market for our securities. Although we intend to be quoted on the OTC Markets in the United States, our shares are not and have not been quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the FINRA, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

Future issuance of our Common Stock could dilute the interests of existing shareholders.

We may issue additional shares of our Common Stock in the future. The issuance of a substantial amount of Common Stock could have the effect of substantially diluting the interests of our shareholders. In addition, the sale of a substantial amount of Common Stock in the public market, either in the initial issuance or in a subsequent resale by the target company in an acquisition which received such Common Stock as consideration or by investors who acquired such Common Stock in a private placement could have an adverse affect on the market price of our Common Stock.

We have no plans to pay dividends.

To date, we have paid no cash dividends on our common shares. For the foreseeable future, earnings generated from our operations will be retained for use in our business and not to pay dividends.

The application of the Securities and Exchange Commission’s “penny stock” rules to our Common Stock could limit trading activity in the market, and our shareholders may find it more difficult to sell their stock.

It is expected our Common Stock will be trading at less than $5.00 per share and is therefore subject to the SEC penny stock rules. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our Common Stock and may affect your ability to resell our Common Stock.

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Our independent registered public accountants have identified material weaknesses in our internal control over financial reporting. In addition, because of our status as an emerging growth company, our independent registered public accountants are not required to provide an attestation report as to our internal control over financial reporting for the foreseeable future.

In connection with the audit of our consolidated financial statements for the year ended December 31, 2014, our independent registered public accountants identified material weaknesses in our internal control over financial reporting. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses relate to our having only one employee assigned to positions that involve processing financial information, resulting in a lack of segregation of duties so that all journal entries and account reconciliations are not reviewed by someone other than the preparer, heightening the risk of error or fraud. In addition, we have identified a material weakness related to accounting for complex transactions. If we are unable to remediate the material weaknesses, or other control deficiencies are identified, we may not be able to report our financial results accurately, prevent fraud or file our periodic reports as a public company in a timely manner.

As a public company, we will be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. In addition, beginning with our annual report on Form 10-K for the year ending December 31, 2016, we will be required to annually assess the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We are in the process of designing, implementing, and documenting the internal control over financial reporting required to comply with this obligation, which process is time consuming, costly and complicated. Because of our limited resources, we may be unable remediate the identified material weaknesses in a timely manner, or additional control deficiencies may be identified. As a result, we may be unable to report our financial results accurately on a timely basis or help prevent fraud, which could cause our reported financial results to be materially misstated, result in the loss of investor confidence and cause the market price of our securities to decline.

Our independent registered public accounting firm has not assessed the effectiveness of our internal control over financial reporting and will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as we qualify as an emerging growth company or until we are no longer a non-accelerated filer, as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”), whichever is later, which may increase the risk that weaknesses or deficiencies in our internal control over financial reporting go undetected. We expect to be an “emerging growth company” for up to five years. Accordingly, you will not be able to depend on any attestation concerning our internal control over financial reporting from our independent registered public accountants for the foreseeable future.

There may be limitations on the effectiveness of our internal controls, and a failure of our control systems to prevent error or fraud may materially harm our Company.

We do not expect that internal control over financial accounting and disclosure, even if timely and well established, will prevent all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. Failure of our control systems to prevent error or fraud could materially adversely affect our business.

We have not implemented various voluntary corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE, or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and Nasdaq are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics.

We have not yet adopted any of these other corporate governance measures and, since our securities are not listed on a national securities exchange or Nasdaq, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently have only three directors. If we expand our board membership in future periods to include independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees are made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should consider our current lack of corporate governance measures in making their investment decisions.

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We will incur increased costs as a public company which may affect our profitability.

Diego previously operated as a private company in Delaware. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We are subject to the SEC’s rules and regulations relating to public disclosure. SEC disclosures generally involve a substantial expenditure of financial resources. Compliance with these rules and regulations will significantly increase our legal and financial compliance costs and some activities will become more time-consuming and costly.  Management may need to increase compensation for senior executive officers, engage additional senior financial officers who are able to adopt financial reporting and control procedures, allocate a budget for an investor and public relations program, and increase our financial and accounting staff in order to meet the demands and financial reporting requirements as a public reporting company. Such additional personnel, public relations, reporting and compliance costs may negatively impact our financial results.

In the event a market develops for our Common Stock, the market price of our Common Stock may be volatile.

In the event a market develops for our Common Stock, the market price of our Common Stock may be highly volatile, as is the stock market in general, and the market for OTC Market quoted stocks in particular. Some of the factors that may materially affect the market price of our Common Stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our Common Stock. These factors may materially adversely affect the market price of our Common Stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our Common Stock.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these rules and regulations to increase our compliance costs and to make certain activities more time consuming and costly. As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Because our directors and executive officers are among our largest shareholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from our other shareholders.

Our directors and executive officers collectively and beneficially own approximately 48% of outstanding common stock. Additionally, the holdings of our directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional shares of our Common Stock. The interests of such persons may differ from the interests of our other shareholders. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring shareholder approval, irrespective of how the Company’s other shareholders, may vote, including the following actions:

●	to elect or defeat the election of our directors;
●	to amend or prevent amendment of our Certificate of Incorporation or By-laws;
●	to effect or prevent a merger, sale of assets or other corporate transaction; and
●	to control the outcome of any other matter submitted to our shareholders for vote.

Such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

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Our officers and directors have limited liability, and we are required in certain instances to indemnify our officers and directors for breaches of their fiduciary duties.

We have adopted provisions in our Articles of Incorporation and Bylaws, which limit the liability of our officers and directors and provide for indemnification by us of our officers and directors to the full extent permitted by Nevada corporate law. Our articles generally provide that our officers and directors shall have no personal liability to us or our shareholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit our shareholders' ability to hold officers and directors liable for breaches of fiduciary duty, and may require us to indemnify our officers and directors.

As an “emerging growth company” under applicable law, we will be subject to reduced disclosure requirements, which could leave our stockholders without information or rights available to stockholders of more mature companies.

For as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (which we refer to as the JOBS Act), we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31. Because of the lessened regulatory requirements discussed above, our stockholders will be left without information or rights available to stockholders of more mature companies.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is, by definition, a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if a market develops for our stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

Deliver to the customer, and obtain a written receipt for, a disclosure document;

Disclose certain price information about the stock;

Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

Send monthly statements to customers with market and price information about the penny stock; and

In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Future sales of our common stock may result in a decrease in the market price of our common stock, even if our business is doing well.

The market price of our common stock, when and if established, could drop due to sales of a large number of shares of our common stock in the market after the offering or the perception that such sales could occur. This could make it more difficult to raise funds through future offerings of common stock.

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Item 2.	Financial Information

MANAGEMENT’S DISCUSSION AND ANALYSIS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the year ended December 31, 2014 and for the period of August 26, 2013 (inception) to December 31, 2013, should be read in conjunction with our financial statements and the notes to those financial statements that are attached as Exhibit A to this Report. The Financial Statements should not be relied on for an understanding of the current financial status of the Company.

OVERVIEW AND OUTLOOK

Our Operations

Diego Pellicer Worldwide, Inc. was established on August 26, 2013 to take advantage of the recent legislation that allowed for the legalization of cannabis operations in several states, namely Colorado, Washington and Oregon, with a number of other states giving consideration to this market as well. The industry will operate under stringent regulations within the various state jurisdictions.

The Company’s primary business plan was to lease various properties and develop them in a manner that would allow others to grow, process and retail cannabis and related products. These leases were designed to provide a substantial stream of income. It is hoped that as laws evolve, the Company can participate directly in these operations as well.

REVENUES

		From Inception
	Year Ended	(August 26, 2013) to	Increase (Decrease)
	December 31, 2014	December 31, 2013	$	%
REVENUES
Rental income	$497,638	$-	$497,638	*
Licensing revenue	48,567	-	48,567	*
Provision for uncollectable rents	(497,638)	-	(497,638)	*
Total Revenues	$48,567	$-	$48,567	*

* Not divisible by zero

For the four months of operation in 2013, the Company was only functionally in the organizational and developmental stage, and did not generate any revenues for that short period, as the focus was to secure investment funding.

In 2014, after securing initial funding, the Company began to lease certain properties and secured an appropriate sub-lessee. However, the industry being in its infancy, this tenant was also in a development stage of operations and could not conduct operations until they received the proper licenses from the State. As a result, the Company entered into a $2.5 million Line of Credit Agreement with the tenant, wherein, they would provide funds for development of the properties to grow, process and sell their products. In addition, they would also underwrite the rental cost until they became operational, which is expected in early summer of 2015.

In 2014, the Company recorded rental income of $497,638 but management felt it prudent to provide a full reserve for the potential uncollectibility until such time that the tenant obtains the appropriate licenses. This rental income came from DPCO, Inc., a Colorado entity.

In January 2014, the Company also entered into a Licensing Agreement with Plandai Biotechnology, publicly traded company, to license their Diego Pellicer brand in exchange for 3,333,334 warrants with a 10-year term, to purchase Plandai’s common stock. At the time of the Agreement, the publicly traded shares in Plandai were valued at $525,567. In October 2014, the Company filed a Notice of Exercise to obtain the shares, and have recorded their value as deferred income. For the year ended 2014, $48,567 was recognized as licensing revenue.

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RESULTS OF OPERATION

		From Inception
	Year Ended	(August 26, 2013) to	Increase (Decrease)
	December 31, 2014	December 31, 2013	$	%
COSTS AND EXPENSES (other income)
General and administrative expenses	$3,624,507	$412,646	$3,211,861	778.4	%(a)
Rent expense	487,533	-	487,533		(b)
Write-off of line of credit receivable	777,816	-	777,846	-	(b)
Other income (interest)	(73,198)	-	(73,198)	-	(b)
Total costs and expenses	$4,816,688	$412,646	$4,404,042	1067.3	%(a)

(a) Being a start-up with only 4 months of activity does not make the % change meaningful

(b) Not divisible by zero

General and administrative. Our general and administrative expenses for the twelve months ended December 31, 2014 were $3,624,507, which represents an increase of $3,211,861, or 778.4% from general and administrative costs for the four months ended December 31, 2013 of $412,646. Included in general and administrative costs are consultants, professional fees, travel and entertainment, compensation to founding members, and other operating expenses.

Consultants. Our consultant costs for the twelve months ended December 31, 2014 were $982,896, which represents an increase of $776,911, or 377.2% from the four months ended December 31, 2013 of $205,985. The principal difference was related to a full year’s amount versus only four months in 2013. The remaining effect can be attributed to increases in the compensation authorized by contractual agreement in September 2014.

Professional and other fees. Our professional fees for the twelve months ended December 31, 2014 were $544,907, which represents an increase of $444,820, or 444.4% from the four months ended December 31, 2013 of $100,087. The large increase was mainly due to increased legal fees related to both the organizational development and structure of the Company and financing efforts to raise capital.

Travel and entertainment. Our travel and entertainment expenses for the twelve months ended December 31, 2014 were $384,324, which represents an increase of $311,262, or 426.0% from the four months. Much of the increase was due to extensive travels nationally and internationally seeking investment capital, property acquisition and legal matters. The amount spent in 2013 was mostly attributable to development efforts.

Compensation founding members. The compensation expense to founding members of $1,176,563 in 2014 is related to the accounting treatment for awarding common stock options under the Equity Incentive Plan to those individuals and firms who were instrumental to the development of the Company. There was no stock granted in 2013.

Other operating expenses. Our other operating expenses for the twelve months ended December 31, 2014 were $485,203 which represents an increase of $451,691, or 1347.8% over the $33,512 incurred for the four months ended December 31, 2013. These expenditures consisted of normal costs including, but not limited to, marketing and promotion, utilities, supplies, design and other fees.

Rent expense. Our rental expenses for the twelve months ended December 31, 2014 were $487,533 compared to no rent expense for the four months ended December 31, 2013. The rental amount incurred is attributable to the leasing cost for properties acquired for sublease to those who would operate the growing, processing and selling of cannabis products. In addition, there were several properties leased that have either yet to be subleased or abandoned as not viable opportunities.

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Bad debt expense. Bad debt expense for the twelve months ended December 31, 2014 was $777,846 and was comprised of the provision against the $2.5 million line of credit to the sub-lessee for both a loan for operating and development costs and the accrued interest due. The Company advances funds for their operational costs to develop these properties, as they await licensing by the State to begin operations. There was no line of credit in 2013.

Other income (interest). The interest income as of December 31, 2014 represents the interest that was charged to the lessee for the $2.5 million line of credit in developing the properties. It is reported as an offset in the costs and expenses to correspond to the bad debt expense.

LIQUIDITY AND CAPITAL RESOURCES

		Since Inception
	Year Ended	(August 26, 2013) to	Increase (Decrease)
	December 31, 2014	December 31, 2013	$	%
Net Cash used in operating activities	$(2,602,044)	$(329,151)	$(2,272,893)	690.5%
Net Cash used in investing activities	(1,209,899)	(74,341)	(1,135,558)	1527.5%
Net cash provided by financing activities	3,704,960	543,576	3,161,384	581.6%
Net (Decrease) Increase in Cash	(106,983)	140,084	(247,067)	-176.4%
Cash - beginning of period	140,084	-	140,084
Cash - end of year	$33,101	$140,084	$(106,983)	-76.4%

Operating Activities. The net cash used for the year ended in December 31, 2014 was $2,602,044, an increase of $2,272,893 over the year ended December 31, 2013. The primary factor was generated by the large net loss of $4,768,121, compared to the loss for the year ended December 31, 2013 of $412,646.

A significant portion of that loss can be attributed largely to reserve for bad debts ($777,846) and the potential uncollectibility of rent subleases ($497,638). Another large contributor to the loss was the expense reported for awarding Equity Incentive stock to founding members ($1,176,563). The other contributing factors extensive professional fees and higher consultant’s fees incurred for a full year compared to the four month period from 2013.

Investing Activities. The cash used for investing activities for the year ended December 31, 2014 and December 31, 2013 was $1,209,899 and $74,341 respectively. The major factors for this increase of $1,135,558 were security deposits and end-of-lease deposits in acquiring the properties totaling $303,000, and the build out and acquisition of certain property and cushion.

Financing Activities. Funds provided for the year ended December 31, 2014 was $3,704,960, a significant increase of $3,161,384 over the $543,576 provided for the year ended December 31, 2013. Virtually, all of the funds provided came from investors in the Series A Preferred offering.

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Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements as of March 13, 2015.

Inflation

We do not believe that inflation has had a material effect on our Company’s results of operations.

Critical Accounting Policies

Critical accounting policies are those we believe are most important to portraying our financial condition and results of operations and also require the greatest amount of subjective or complex judgments by management.  Judgments and uncertainties regarding the application of these policies may result in materially different amounts being reported under various conditions or using different assumptions.  We consider the following policies to be the most critical in understanding the judgment that is involved in preparing our consolidated financial statements.

Fair value of financial instruments

As required by the Fair Value Measurements and Disclosures Topic of the FASB ASC, fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of and December 31, 2014 and December 31, 2013. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Cash

The Company maintains cash balances at various financial institutions.  Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000.  The Company’s accounts at these institutions may, at times, exceed the federal insured limits.  The Company has not experienced any losses in such accounts.

Property and equipment and depreciation policy

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided for on a straight-line basis over the useful lives of the assets. Expenditures for additions and improvements are capitalized; repairs and maintenance are expensed as incurred.

The Company intends to take depreciation or amortization on a straight-line basis for all properties, beginning when they are put into service, using the following life expectancy:

Equipment – 5 years

Leasehold Improvements – 10 years, or the term of the lease, whichever is shorter

Buildings – 20 years

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Revenue recognition

The Company recognizes revenue from rent, tenant reimbursements, and other revenue sources once all of the following criteria are met in accordance with SEC Staff Accounting Bulletin 104, Revenue Recognition, (“SAB 104”): (a) the agreement has been fully executed and delivered; (b) services have been rendered; (c) the amount is fixed or determinable; and (d) the collectability of the amount is reasonably assured.

In accordance with FASB Statement of Financial Accounting Standards No. 13, Accounting for Leases (“SFAS 13”), as amended and interpreted, minimum annual rental revenue is recognized in rental revenues on a straight-line basis over the term of the related lease. Rental revenue recognition commences when the tenant takes possession or controls the physical use of the leased space. In order for the tenant to take possession, the leased space must be substantially ready for its intended use. To determine whether the leased space is substantially ready for its intended use, management evaluates whether the Company or the tenant is the owner of tenant improvements for accounting purposes. When management concludes that the Company is the owner of tenant improvements, rental revenue recognition begins when the tenant takes possession of the finished space, which is when such tenant improvements are substantially complete. In certain instances, when management concludes that the Company is not the owner (the tenant is the owner) of tenant improvements, rental revenue recognition begins when the tenant takes possession of or controls the space.

When management concludes that the Company is the owner of tenant improvements, for accounting purposes, management records the cost to construct the tenant improvements as a capital asset. In addition, management records the cost of certain tenant improvements paid for or reimbursed by tenants as capital assets when management concludes that the Company is the owner of such tenant improvements. For these tenant improvements, management records the amount funded or reimbursed by tenants as deferred revenue, which is amortized as additional rental income over the term of the related lease. When management concludes that the tenant is the owner of tenant improvements for accounting purposes, management records the Company’s contribution towards those improvements as a lease incentive, which is amortized as a reduction to rental revenue on a straight-line basis over the term of the lease.

In January 2014, the Company entered into an agreement to license certain intellectual property to a third party. In consideration, the Company received warrants to purchase shares of common stock, which were valued based on an appraisal of the warrants by an independent third party appraiser. The revenue from the licensing agreement, which is initially recorded as deferred revenue, is being amortized over the ten year term of the licensing agreement.

The Company records is rents due from the tenants on a current basis. However, as part of the Line of Credit Agreement, the Company has deferred collection of such rents until the tenants receive the proper governmental licenses to begin operation. It is anticipated that such licenses should be obtained in early summer 2015. Management has decided to take the prudent approach and reserve these amounts due to the contingency factor and experience with typical delays in governmental action.

Leases

The Company currently leases properties in locations that would be acceptable for regulatory purposes and acceptable to sub-lessees for the manufacturing and development of their products. The Company evaluates the lease to determine its appropriate classification as an operating or capital lease for financial reporting purposes. The Company currently has a number of leases, which are all classified as operating leases.

Minimum base rent for the Company’s operating leases, which generally have escalating rentals over the term of the lease, is recorded on a straight-line basis over the lease term. The initial rent term includes the build-out, or may include a short rent holiday period, for the Company’s leases, where no rent payments are typically due under the terms of the lease.

Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with the Income Taxes Topic of the FASB ASC. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized and when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The computation of limitations relating to the amount of such tax assets, and the determination of appropriate valuation allowances relating to the realizing of such assets, are inherently complex and require the exercise of judgment. As additional information becomes available, the Company continually assesses the carrying value of their net deferred tax assets.

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Research and development costs

Research and development costs are charged to the statement of operations as incurred.

Preferred Stock

We apply the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity” when determining the classification and measurement of preferred stock. Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. We classify conditionally redeemable preferred shares (if any), which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control, as temporary equity. At all other times, we classified our preferred shares in stockholders’ equity. Our preferred shares do not feature any redemption rights within the holders’ control or conditional redemption features not within our control. Accordingly all issuances of preferred stock are presented as a component of consolidated stockholders’ equity (deficit).

Common Stock Purchase Warrants and Other Derivative Financial Instruments

We classify as equity any contracts that require physical settlement or net-share settlement or provide us a choice of net-cash settlement or settlement in our own shares (physical settlement or net-share settlement) provided that such contracts are indexed to our own stock as defined in ASC 815-40 (“Contracts in Entity’s Own Equity”). We classify as assets or liabilities any contracts that require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside our control) or give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). We assess classification of our common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required.

Stock-Based Compensation

We recognize compensation expense for stock-based compensation in accordance with ASC Topic 718. For employee stock-based awards, we calculate the fair value of the award on the date of grant using the Black-Scholes method for stock options and the quoted price of our common stock for unrestricted shares; the expense is recognized over the service period for awards expected to vest. For non-employee stock-based awards, we calculate the fair value of the award on the date of grant in the same manner as employee awards, however, the awards are revalued at the end of each reporting period and the pro rata compensation expense is adjusted accordingly until such time the nonemployee award is fully vested, at which time the total compensation recognized to date equals the fair value of the stock-based award as calculated on the measurement date, which is the date at which the award recipient’s performance is complete. The estimation of stock-based awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from original estimates, such amounts are recorded as a cumulative adjustment in the period estimates are revised. We consider many factors when estimating expected forfeitures, including types of awards, employee class, and historical experience.

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Recently Issued Accounting Pronouncements

There are no recently issued accounting pronouncements that are expected to have a material impact on the consolidated financial statements or notes thereto.

Item 3.	Properties

The Company has five properties described below:

●	Production Facility - 4242 Elizabeth St. Denver, CO (18,000 square feet). The property is completely built out and operational. It currently has 200 flower hoods and has the room to add an additional 400 flower hoods, if necessary. Once 400 flower hoods are in use, the facility has the capability of producing 3,600 pounds of product per year.
●	Retail and Production Facility - 755 South Jason St Denver, CO (14,800 square feet, 2,000 square feet of retail space). The property is completely built out and operational and has 300 flower hoods. It has the capability of producing 2,700 pounds of product per year.
●	Retail Facility - 2949 W Alameda Avenue Denver, CO (3,300 square feet). The property is a free standing facility.
●	Retail Facility - 2215 4th Avenue S. Seattle, WA (4,500 square feet). The property is a free standing facility.
●	Production Facility - 800 N 42nd Street Springfield, OR (16,060 square feet). The property has the capacity to hold 400 flower foods and the capability of producing 3,600 pounds of product per year.

Item 4.	Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information as of March 13, 2015, with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

Name of Beneficial Owner and Address (1)	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock (2)
5% Shareholders
TMK Holdings LLC (3)	3,840,000	13.43%
Wall Street Capital Partners LLC (4)	7,020,000	25.12%
Directors and Executive Officers
Philip Gay(5)	75,000	*
Douglas Anderson	5,882,800	21.04%
Alan Valdes (4)	3,900,000	13.95%
Stephen Norris	59,000	*
Ron Throgmartin (4)	1,820,000	6.51%
Nick Roberts	*	*

All directors and officers as a group (4 people)		41.87%

(1)	Unless otherwise noted, the address of each beneficial owner is c/o 6800 Owensmouth Avenue, Suite 350, Los Angeles, CA 92303.
(2)	Based on 27,954,469 shares of Common Stock issued and outstanding as of March 13, 2015.
(3)	TMK Holdings holds 3,200,000 shares of common stock and 640,000 warrants.
(4)	7,020,000 shares of Wall Street Capital Partners LLC are beneficially owned as follows: (a) 3,900,000 by Alan Valdes; (b) 1,160,000 Ron Throgmartin, (c) 910,000 Julie Throgmartin, the wife of Ron Throgmartin, and (d) 1,300,000 by Steve Hubbard.
(5)	Philip Gay holds 75,000 warrants in the Company.
*	Less than 1 percent

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Changes in Control

We are not aware of any person who owns of record, or is known to own beneficially, five percent or more of our outstanding securities of any class, other than as set forth above.   Reference is made to Item 2.01 and Item 5.01 for a description of the change in control of the Company as a result of the transactions disclosed herein.

Item 5.	Directors And Executive Officers

The following table sets forth the names and ages of all of our directors, executive officers and key employees; and all positions and offices held as of the date of this Report. The directors will hold such office until the next annual meeting of shareholders and until his or her successor has been elected and qualified.

Name	Age	Position
Philip Gay	57	Chief Executive Officer, Director
Nick Roberts	73	Chief Financial Officer
Ron Throgmartin	51	Chief Operating Officer
Alan Valdes	56	Chairman of the Board
Douglas Anderson	52	Director
Steve Norris	64	Director

Business Experience

The following summarizes the occupation and business experience during the past five years for our officers, directors and key employees as of the date of this Report:

Officers and Directors

Philip Gay joined the Company as Chief Executive Officer in February 2015. Mr. Gay currently serves as Managing Director of Triple Enterprises, a business advisory service firm that assists mid-cap sized companies with financing, mergers and acquisitions and strategic financing, which he had previously managed from March 2000 until June 2004. From June 2004 until June 2010, Mr. Gay served as President, Chief Executive Officer and a Director of Grill Concepts, Inc., a company that operates a chain of upscale casual restaurants throughout the United States. From March 2000 to November 2001, Mr. Gay served as an independent consultant with El Paso Energy from time to time and assisted El Paso Energy with its efforts to reduce overall operating and manufacturing overhead costs. Previously he has served as chief financial officer for California Pizza Kitchen (1987 to 1994) and Wolfgang Puck Food Company (1994 to 1996), and he has held various Chief Operating Officer and Chief Executive Officer positions at Color Me Mine and Diversified Food Group from 1996 to 2000. Mr. Gay is also a retired Certified Public Accountant, a former audit manager at Laventhol and Horwath and a graduate of the London School of Economics. Mr. Gay should serve as a member of our board of directors due to the perspective and experience he brings as CEO and his former experiences in executive positions at other large corporations.

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Nick Roberts joined the Company as Chief Financial Officer of the Company in March 2015. Mr. Roberts currently works at as a Financial Manager at Triple Enterprises which he joined in October 2014. Previously, he had been in the executive search field for more than 25 year where he founded Pacific Search Group, Inc., in 1997 and Spectrum Search Associates, Inc. in 1987, before selling his interest in the firm. He conducted searches primarily for senior level financial talent. Prior to this, he worked in the private sector for over 20 years and rose to CFO for some major national companies, including IHOP Corp. (now DineEquity, Inc.), an international restaurant chain His early career began with a large CPA firm, where he obtained his CPA. Nick received both his B.S. and MBA degrees from the University of California, Los Angeles. We believe that Mr. Roberts should serve as a member of our board of directors due to the perspective and experience he brings as our CFO.

Ron Throgmartin joined as CEO of Diego Pellicer Worldwide Inc. in August 2013. Mr. Throgmartin currently serves as COO. In May 2010 Mr. Throgmartin began serving as an independent consultant for a medical marijuana company in Colorado where he managed State licensing, compliance, retail operations and production. From 2003-2008 Mr. Throgmartin was involved with the largest privately owned cattle producers in the United States with operations that encompassed 11 states. In 1989, Mr. Throgmartin started his own commercial development company, where over a span of 20 years he developed over 3 million square feet of commercial projects, working with some of the top rated retailers in the country, including Lowes, Home Depot, HH Gregg, Staples, McDonalds, Steak-n-Shake. From 1981-1989 Mr. Throgmartin worked for his family business HH Gregg, where he served in many roles including Operations and new and store development. Today HH Gregg (HHG) is a publicly owned and operated appliance and electronics retailer covering 16 states, and over $2.4 billion in annual sales. Mr. Throgmartin is a graduate of Ball State University with a Bachelor of Science degree. We believe that Mr. Throgmartin should serve as a member of the board of directors due to the perspective and experience he brings as our COO and his experience in the medical marijuana industry.

Douglas Anderson is the Founder, Vice-Chairman of the Board and Senior Vice President of Strategy and Vision of the company. Mr. Anderson serves as CEO of Wall Street Capital Partners, a Wall Street consulting firm that assists early stage, high growth companies. Mr. Anderson is on the Advisory Boards of the U.N., U.S. Veterans Cemetery and Strang Cancer Prevention Center (Strang invented the PAP Test, which has saved more women from cancer than all other preventatives combined). From 1997 to 2008, Mr. Anderson served as President of Anderson Corporate Finance and Investments a business advisory, development and management firm. From 1995 to 1997 Mr. Anderson worked as an investment banker for a northwest merchant bank. From 1988 to 1995 Mr. Anderson was formally trained as an underwriter in New York and worked for Fortune 500 companies in financial services. Mr. Anderson served in the U.S.M.C. with the elite reconnaissance battalion overseas and also at American Embassies for the U.S. State Department. Mr. Anderson is a graduate of the University of Washington and attended Texas A&M and Harvard. We believe that Mr. Anderson should serve as a member of the board of directors due to his experience working with early stage corporations, like the Company.

Alan Valdes has operated as Chairman of the Company since inception. Mr. Valdes has over 35 years’ experience on Wall Street. He appears regularly on television giving market comments on such networks as CNN, CNBC, CCTV and many other domestic and foreign media outlets. Since 2013, Mr. Valdes has worked as a senior partner at SilverBear Capital Inc., where he is in charge investment and development projects in the United States and Canada. Additionally, Mr. Valdes is currently a partner at Wall Street Capital Partners, a boutique Wall Street consultant that assists clients in accomplishing what the best and largest firms do within a fraction of the cost and time. He is also a co-founder and partner of the Louisiana International Gulf Terminal project, a $1.5 billion port project, the largest in the United States. He is also currently a board member of the World Air League and the Strang Cancer Prevention Center. Mr. Valdes is a graduate on Seton Hall University, New York University and Harvard University. We believe that Mr. Valdes should serve as a member of the board of directors due to his experience working for the Company since inception and the with early stage corporations, like the Company.

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Steve Norris was elected a director of the Company in October 2015. Currently serving as Chairman of Stephen Norris Capital Partners, LLC, Mr. Norris has substantial expertise in structuring, negotiating and implementing leveraged buy-outs, cash-flow-based investments and financing strategies in the public and private capital markets. Mr. Norris is one of five co-founders of the Carlyle Group, a major merchant bank based in Washington, D.C. From 1988-1997, Mr. Norris served as Carlyle’s President. He was a principal participant and key advisor in Carlyle’s numerous investments in various public and private companies. While at Carlyle, Mr. Norris, along with other senior members of the Carlyle team, participated in the acquisition, disposition, strategic focusing and financing (in public and private markets) of numerous companies involving several billion dollars of equity capital. Carlyle invested in leveraged buyouts (LBOs), venture capital (particularly telecommunications and wireless companies in the pre-Internet days), and real estate. Today, Carlyle is one of the largest and most successful private equity firms in the world. Prior to co-founding Carlyle, Mr. Norris was a Corporate Vice President of Marriott Corporation in Washington, D.C. He was a principal strategist and advisor for Marriott’s substantial public and private financings, limited partnerships, acquisitions and divestitures from 1981 to mid-1987. In 1992, Mr. Norris was appointed by President George Bush, and confirmed by the U.S. Senate, as one of the five board members of the approximately (at the time) $68 billion Federal Retirement Thrift Investment Board. During his tenure (1992-1995), Mr. Norris successfully advocated for the right of Federal employees to allocate a greater portion of their savings into public equities. Until late 1996, Mr. Norris served on the Advisory Committee of SEAG, Inc. which advises the Saudi Government on economic development and diversification within the Kingdom of Saudi Arabia. Mr. Norris was a Fellow at Yale Law School (1977) and received a B.S. and J.D. (1972, 1975) with honors from the University of Alabama, and an L.L.M. from New York University (1976). Management believes that Mr. Norris’ past experience qualifies him for his position with the Company.

Family Relationships

No family relationship has ever existed between any director, executive officer of the Company, and any person contemplated to become such.

Committees

The board of directors has no standing committees. However, the Company intends to implement a comprehensive corporate governance program, including establishing various board committees and adopting a Code of Ethics in the future.

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Item 6.	Executive Compensation

The following table shows for the period ended December 31, 2014, the compensation awarded (earned) or paid by the Company to its named executive officers or acting in a similar capacity as that term is defined in Item 402(a)(2) of Regulation S-K. There are no understandings or agreements regarding compensation that our management will receive after a business combination that is required to be included in this table, or otherwise.

Name and Principal Position	Fiscal Year		Salary ($)	Bonus	Option Awards	All Other Compensation	Total ($)

Doug Anderson - VP Strategy	2014	Accrued	$204,500	$0	$0	$0	$204,500
		Paid	$192,833				$192,833
	2013	Accrued	$56,250	$0	$0	$0	$56,250
		Paid	$47,500				$47,500

Steven Hubbard - CFO	2014	Accrued	$180,000	$0	$0	$0	$180,000
		Paid	$139,667				$139,667
	2013	Accrued	$70,000	$0	$0	$0	$70,000
		Paid	$70,000				$70,000

Alan Valdes - Chairman	2014	Accrued	$195,000	$0	$0	$0	$195,000
		Paid	$154,667				$154,667
	2013	Accrued	$18,000	$0	$0	$0	$18,000
		Paid	$10,000				$10,000

Ron Throgmartin - Former CEO	2014	Accrued	$213,250	$0	$0	$0	$213,250
		Paid	$181,250				$181,250
	2013	Accrued	$52,500	$0	$0	$0	$52,500
		Paid	$50,000				$50,000

Steven Norris - Board Member	2014	Accrued	$25,000	$0	$0	$0	$25,000
	2013		$0	$0	$0	$0	$0

Employment and Director Agreements

The Company entered into a consulting agreement with Triple Enterprises and affiliates on August 26, 2014. In exchange for 200,000 warrants and a monthly fee of $35,000, Triple Enterprises agreed to act as a financial advisor, provide supervisory and advisory services and assist in the preparation of the Company’s public filings. Mr. Philip Gay is the Managing Director of Triple Enterprises and Mr. Nick Roberts is the Financial Manager of Triple Enterprises.

On September 17, 2014, the Company entered into a five year employment agreement with Doug C. Anderson as Vice Chairman and Vice President of Strategy and Vision. Beginning in 2014, Mr. Anderson began earning an annual salary of two hundred fifty thousand dollars ($250,000) per annum. Following the completion of an offering of the Company’s Series A Preferred stock, the Executive’s Base Salary shall automatically be increased to Two Hundred Eighty Thousand ($280,000) per annum. For each year thereafter, the Company’s Board (or compensation committee of the Company’s Board, or, at the discretion of the Company’s Board, by a committee composed of two or more members of the Company’s Board (for purposes of this Agreement, the “Committee”) shall review the Executive’s Base Salary and may provide for such increases therein as it may, in its discretion, deem appropriate. The employment agreement also allows for a performance bonus, to be determined by the Company’s Board at the discretion of the Company’s Board, and participation of any equity compensation plan of the Company.

If Mr. Anderson’s employment is terminated prior to the expiration of the term of his employment agreement, certain significant payments become due. The amount of such payments depends on the nature of the termination. In addition, the employment agreement contains a change of control provision that provides for the payment of three times the then current base salary and five times the average bonus paid to Mr. Anderson for the three full calendar years immediately prior to the change of control.  The employment agreement also contains both a confidentiality and noninterference provision which are effective from the date of employment through one year from the date the employment agreement is terminated.

Mr. Ron Throgmartin and Mr. Alan Valdes entered into agreements with identical terms to that of Mr. Anderson, for the position of Chief Executive Officer and Chairman of the Board respectively. Following the Merger, Mr. Throgmartin’s position was changed to Chief Operating Officer. The other terms of his agreement remained in place.

In exchange for Mr. Norris’ service on the Board, he received 50,000 warrants with an exercise price of $0.0001. In addition, Mr. Norris currently receives $10,000 per month in exchange for his services on the Board.

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Option Plan

The Company established an Equity Incentive Plan to provide additional incentive to key employees, directors and consultants, and to promote the success of the Company’s business. The terms of each option shall be no more than 10 years from the date of grant at an exercise price equal to the Fair Market Value on the date of the grant.

Item 7.	Certain Relationships And Related Transactions

Except as disclosed below, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our Common Stock; or
(D)	Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

Director Independence

Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

●	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

We do not have any independent directors. We do not have an audit committee, compensation committee or nominating committee. We currently do not have a code of ethics that applies to our officers, employees and director.

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Item 8.	Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results, with the exception of those outlined below:

On May 23, 2014, Diego Pellicer Worldwide Inc. received a subpoena from the United States Department of Justice, represented by the United States Attorney’s Office for the Western District of Washington, requesting the production of the Company’s banking records and documents and records relating to: the structure and organization of the Company; communications between the Company and its affiliates, including Diego Pellicer, Inc., with potential investors; securities offerings; applications submitted by Diego Pellicer, Inc. to the Washington State Liquor Control Board in connection with its application to become a retail seller of cannabis in Washington State; and the Company’s relationship with Plandai Biotechnology.

Based on limited discussions with the Department of Justice, the Company believes this subpoena was issued in order to determine: (i) if the Company is or has been engaged in the production, processing or sale of cannabis; (ii) how the Company is related to Diego Pellicer, Inc.; and (iii) whether investors or potential investors in the Company believed they were investing in a company that would be engaged in the production, processing or sale of cannabis.

The Company believes that it has complied fully with all applicable laws, rules and regulations, and intends to cooperate fully with the government’s investigation.

Depending on the extent to which the Department of Justice pursues this matter, the Company may be required to suspend or cease its operations, which could lead to the possible loss of investors’ entire investment in the Company.

Further, in the event the Company, its officers or its directors are determined to have taken any unlawful action with respect to these matters, such officers and directors may be barred from performing services on behalf of the Company and/or incarcerated, the Company may be required to pay fines, and/or the Company may be required to return investors’ investments in the Company. There can be no guarantee that the Company will have sufficient funds to pay all or any portion of such fines and/or return all or any portion of such investments made in the Company.

Item 9.	Market Price And Dividends On The Registrant’s Common Equity And Related Shareholder Matters

There is no established public trading market for our Common Stock. As of the date of this Report, there are outstanding options and warrants to purchase 3,425,798 shares of Common Stock of the Registrant.

Record Holders

As of March 17, 2015, there were approximately 67 shareholders of record holding a total of 27,954,469 shares of Common Stock. The holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of the Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock.

Dividends

The Registrant has not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the Board of Directors and will depend on the Company’s earnings, capital requirements, financial condition and other relevant factors. There are no restrictions that currently limit the Registrant’s ability to pay dividends on its Common Stock other than those generally imposed by applicable state law.

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Item 10.	Recent Sales Of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Report, which disclosure is incorporated by reference into this section.

Item 11.	Description Of Securities

Authorized Capital Stock

Our authorized capital stock consists of 95,000,000 shares of capital stock, par value $0.000001 per share, and 5,000,000 shares of preferred stock, par value $0.000001 per share. As of March 13, 2015, 27,954,469 shares of our Common Stock and no shares of our Preferred Stock were issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders of the Company. All shareholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The shareholders do not have cumulative or preemptive rights.

Preferred Stock

Our certificate of incorporation provides that we are authorized to issue up to 5,000,000 shares of preferred stock with a par value of $0.000001 per share. Our Board of Directors has the authority, without further action by the stockholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

As of the date of this Report, no shares of preferred stock have been designated and none are issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

Pursuant to the Merger, the Company will issue (a) 150,798 five year warrants with a strike price of $1.40, (b) 640,000 five year warrants with a strike price of $1.24 and (c) 475,000 five year warrants with a strike price of $1.50.

Options

There are no outstanding options to purchase our securities.

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Item 12.	Indemnification Of Directors And Officers

(a) The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any claim, action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that the person, or a person for whom he or she is the legal representative, is or was a Director or officer of the Company or is or was serving at the request of the Company as a director, officer or fiduciary of another corporation or of a partnership, joint venture, trust, non-profit entity, or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person. The right to indemnification conferred in this Bylaw shall be a contract right. Except as provided in paragraph (c) of this Bylaw with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify a person in connection with a proceeding initiated by such person or a claim made by such person against the Company only if such proceeding or claim was authorized in the specific case by the Board of Directors of the Company.

(b) Subject to applicable law, the Company shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that if and to the extent required by law the payment of expenses incurred by any person covered hereunder in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by or on behalf of the affected person to repay all amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified under this Bylaw or otherwise.

(c) If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Bylaw is not paid in full within thirty days, or such other period as might be provided pursuant to contract, after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim or may seek whatever other remedy might be provided pursuant to contract. In any such action the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. If successful in whole or in part, claimant shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. Neither the failure of the Company (including its Directors, independent legal counsel or shareowners) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the Company (including its Directors, independent legal counsel or shareowners) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(d) Any determination regarding whether indemnification of any person is proper in the circumstances because such person has met the applicable standard of conduct set forth in the General Corporation Law of Delaware shall be made in accordance with the applicable provisions of Section 145 of the General Corporation Law of Delaware.

(e) The Company may, but shall not be required to, indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any claim, action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that the person, or a person for whom he or she is the legal representative, is or was an employee or agent of the Company or is or was serving at the request of the Company as an employee or agent of another corporation or of a partnership, joint venture, trust, non-profit entity, or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person.

(f) The rights conferred on any person by this Bylaw shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of shareowners or disinterested Directors or otherwise.

(g) Any repeal or modification of the foregoing provisions of this Bylaw shall not adversely affect any right or protection hereunder of any person with respect to any act or omission occurring prior to or at the time of such repeal or modification for which indemnification or advancement of expenses is sought.

(h) The Company’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Item 13.	Financial Statements And Supplementary Data

Information concerning the financial information of the Registrant set forth under Item 9.01 of this Report is incorporated by reference.

Item 14.	Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

None.

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Item 5.01	Changes in Control of Registrant.

Reference is made to the disclosure set forth under Items 1.01 of this Report, which disclosure is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Reference is made to the disclosure set forth under Items 1.01 and 2.01 of this Report, which disclosure is incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

In anticipation of the Merger, the Company changed its name from “Type 1 Media, Inc.” to “Diego Pellicer Worldwide, Inc.” on February 26, 2015 (the “Name Change”).

On March 13, 2015, FINRA granted final approval of the Name Change and new Ticker Symbol of “DPWW”. Additionally FINRA approved an 11:1 forward split of the Company’s common stock, bringing the total issued and outstanding shares of Common Stock from 5,700,000 to 62,700,000 before the Merger. The total issued and outstanding shares of Common Stock following the Merger is 27,954,469. Unless otherwise stated, all share amounts in this Report have been updated to post-split numbers.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. In accordance with Item 9.01(a), the Company’s audited financial statements for the year ended December 31, 2014 and for the period from August 26, 2013 to December 31, 2013 are filed in this Current Report on Form 8-K as Exhibit 99.1.

(b) Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

(d) Exhibits

Exhibit No.	Description
2.1	Merger and Share Exchange Agreement, by and among the Company, Diego Pellicer World-wide 1, Inc., and Jonathan White, dated March 13, 2015. (1)
3.1(i)	Articles of Incorporation (1)
3.2	By-Laws (1)
10.1	Employment Agreement by and between the Company and Ron Throgmartin, dated September 17, 2014 (1)
10.2	Employment Agreement by and between the Company and Doug C. Anderson, dated September 17, 2014 (1)
10.3	Employment Agreement by and between the Company and Alan D. Valdes, dated September 17, 2014 (1)
10.4	Commercial Agreement, by and between the Company and Diego Pellicer, Inc., dated April 19, 2014 (1)
10.5	Amended and Restated Agreement and Plan of Merger of Diego Pellicer Inc., and the Company, dated April 19, 2014
10.6	Cancellation Agreement, by and between the Company and Jonathan White, dated March 13, 2015. (1)
10.7	Lease Agreement by and between the Company and Shamira, LLC, dated June 12, 2014 (1)
10.8	Lease Agreement, by and between the Company and 2949 W. Alameda Ave LLC, dated July 14, 2014 (1)
10.9	Sublease Agreement, by and between the Company and M&S LLC, dated August 14, 2014 (1)
10.10	Lease Agreement, by and between the Company and Oakway Golf Course, Inc., dated September 15, 2014 (1)
10.11	Sublease Agreement, by and between the Company and Diego Pellicer, Inc., dated March 1, 2014 (1)
10.12	Sublease Agreement, by and between the Company and DPCO, Inc., dated August 14, 2014 (4242 Elizabeth Street property) (1)
10.13	Sublease Agreement, by and between the Company and DPCO, Inc., dated August 14, 2014 (2949 W. Alameda Avenue property) (1)
10.14	Sublease Agreement, by and between the Company and DPCO, Inc., dated August 14, 2014 (755 South Jason Street property) (1)
10.15	Lease Agreement, by and between the Company and M&P Properties, dated September 19, 2013 (1)
10.16	Line of Credit Agreement, by and between Neil Demers and the Company, dated December 30, 2014 (2)
10.17	License Agreement, by and between Plandai Biotechnology, Inc. and the Company, dated January 28, 2014 (2)
10.18	Merger Agreement, by and between the Company and Diego Pellicer, Inc., a Washington corporation, dated April 19, 2014 (2)
99.1	Consolidated Financial Statements for the year ended December 31, 2014 (1)
99.2	Pro Forma Financial Information (2)
99.3	Press Release (1)

(1)	Filed with the Securities and Exchange Commission on March 19, 2015 as an exhibit to the Company’s Current Report on Form 8-K, which exhibit is incorporated herein by reference.

(2)	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIEGO PELLICER WORLDWIDE, INC.
Date: June 24, 2015
	By:	/s/ Ron Throgmartin
	Name:	Ron Throgmartin
	Title:	Chief Executive Officer
(Duly Authorized, Principal Executive Officer)

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